UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2015 (Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer. On May 26, 2015, C.H. Robinson Worldwide, Inc. (Nasdaq: CHRW) announced that Andrew Clarke, 44, has been named Chief Financial Officer, effective June 1, 2015.

From 2006 to 2013, Mr. Clarke previously served as President and Chief Executive Officer of Panther Expedited Services, Inc., now a wholly owned subsidiary of Arkansas Best Corporation. Mr. Clarke also served as Chief Financial Officer of Forward Air Corporation from 2001 to 2006, after roles in investment banking and corporate finance. Since leaving Panther Expedited Services, Inc., Mr. Clark has acted as an industry consultant. Currently, Mr. Clarke serves on the board of directors for Blount International, Inc., and previously served on the boards of Panther Expedited Services, Inc., Pacer International, Inc., and Forward Air Corporation.

Upon the commencement of his employment, Mr. Clark will (i) receive an annual base salary of $500,000, (ii) be eligible for a pro-rated annualized cash incentive under the company’s Non-Equity Incentive Plan with a target incentive opportunity at 50% of his base salary, and (iii) receive an equity grant under the Company’s 2013 Equity Incentive Plan having a fair value of $750,000 equally divided between performance-based shares and performance-based incentive stock options.

A copy of the press release issued by the company announcing Mr. Clark’s appointment is attached as exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell

Ben G. Campbell Chief Legal Officer and Secretary

Date: May 26, 2015

Exhibit Index

Exhibit No.	Description	Manner of Filing

99.1	Press Release dated May 26, 2015	Filed Electronically